Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Langer, Inc.
Deer Park, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2008, relating to the consolidated financial statements and schedule of Langer, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Melville, New York
June 2, 2008